EXHIBIT 10.2
                                ------------

                              PROMISSORY NOTE

$1,760,000                                             New York, New York
                                                       October 20, 1997


        FOR VALUE RECEIVED, DVL INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of BRIDGE CAPITAL, LLC ("Lender"), the principal sum of ONE MILLION SEVEN HUNDRED SIXTY THOUSAND DOLLARS
(1,760,000.00), or such lesser amount which remains outstanding under this Note, on September 30, 2002.

        The unpaid principal shall bear interest from the date hereof until paid at an annual rate, computed on the basis of a 360-day year, as provided in the Fourth Amendment to Loan Agreement (as defined below). Interest accrued on the outstanding principal balance shall be payable annually on each anniversary date of the Fourth Amendment to Loan Agreement while any principal balance remains outstanding under this Note, such interest to be payable in the manner set forth in the Fourth Amendment to Loan Agreement.

        Payments of principal, interest and other amounts due hereunder are to be made in lawful money of the United States of America to Lender at 450 Park Avenue, New York, New York 10019, Attention: Ronald Kravit or at such other place as Lender shall designate in writing to Borrower.

       Borrower hereby agrees to pay all reasonable fees and expenses incurred by Lender, including the reasonable fees of counsel, in connection with the protection and enforcement of the rights of Lender under this Note and with respect to the Collateral (as defined in the Fourth Amendment to Loan Agreement), including, without limitation, the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving Borrower.

       This Note constitutes the Bridge Capital Note referenced in and issued pursuant to that certain Fourth Amendment, dated October 20, 1997, to the Amended and Restated Loan Agreement dated as of March 27, 1996, as previously amended as of July 10, 1996, September 27, 1996 and March 6, 1997, by and between Borrower and NPM Capital LLC (the "Fourth Amendment to Loan Agreement"), and that certain Subordination Agreement, dated October 20, 1997, by and among NPM Capital LLC, NPO Management LLC, Lender and Borrower (the "Subordination Agreement"), to which Fourth Amendment to Loan Agreement and Subordination Agreement reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby may be made or assigned and a description of the terms and conditions upon which this Note may be paid or prepaid in whole or in part. In case an Event of Default, as defined in the Fourth Amendment to Loan Agreement, shall occur, the entire unpaid principal and accrued interest hereunder may be automatically due and payable or may be declared due and payable as provided in the Fourth Amendment to Loan Agreement, subject, however, at all times, to the terms and conditions set forth in the Subordination Agreement.

      BORROWER HEREBY EXPRESSLY WAIVES PRESENTMENT FOR PAYMENT, DEMAND, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, NOTICE OF OCCURRENCE OF AN EVENT OF DEFAULT, NOTICE OF ACCELERATION AND NOTICE OF NON-PAYMENT HEREOF.

         BORROWER HEREBY VOLUNTARILY AND KNOWINGLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PROMISSORY NOTE.

      This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.


                                      DVL, INC.

                                      By: /s/ Daniel Baldwin
                                          -----------------------------
                                          Name:  Daniel Baldwin
                                          Title: Vice President and
                                                 General Counsel